SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): December 29, 2006



                    SECURITY NATIONAL FINANCIAL CORPORATION
            (Exact name of registrant as specified in this Charter)



       Utah                          0-9341                 87-0345941
----------------------              --------                ----------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
 of incorporation)                                      Identification No.)




5300 South 360 West,  Salt Lake City, Utah                  84123
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(Address of principal executive offices)                  (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)



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ITEM 2.01.  Sale of Southern Security Life Insurance Company.

     On December 29, 2006, Security National Financial Corporation (the "Company"), through its wholly owned subsidiary, Security National Life Insurance Company ("Security National Life"), a Utah domiciled insurance company, completed the sale of Southern Security Life Insurance Company ("Southern Security"), a Florida domiciled insurance company and wholly owned subsidiary of Security National Life, to American Network Insurance Company ("American Network"), a Pennsylvania corporation and wholly owned subsidiary of Penn Treaty America Corporation, a Pennsylvania corporation. Under the terms of the transaction, the Company is to receive purchase consideration consisting of $400,000 plus an amount equal to the capital and surplus of Southern Security as of December 31, 2006, and American Network is to receive all of the outstanding shares of Southern Security. The transaction is subject to and conditioned upon the subsequent approval of the transaction by the Florida Office of Insurance Regulation, the Florida Department of Financial Services, and the Pennsylvania Department of Insurance. American Network is required to make all necessary filings, including a Form A application with the Florida Office of Insurance Regulation, and provide all information and documentations that may reasonably be required by the regulatory authorities to obtain such approval.

     At the closing of the transaction on December 29, 2006,  Security  National
Life delivered to the law firm of Mackey Price Thompson & Ostler ("Mackey Price"), an escrow agent in the transaction, to be held and disposed of by such escrow agent pursuant to the terms of an Escrow Agreement, (i) certificates representing all 2,105,235 shares of Southern Security's outstanding common stock; (ii) letters of resignation of the officers and directors of Southern Security; (iii) a copy of the Stock Purchase Agreement among American Network, Security National Life and Southern Security; (iv) cash in the amount of $500,000 equal to the statutory deposits of Southern Security pertaining to the states of Alabama, Michigan and South Carolina, which are statutorily required to be in the form of bonds; (v) an original executed Assignment dated December 29, 2006, in which Southern Security distributes, assigns and transfers to Security National Life all of Southern Security's capital and surplus accounts, and any other real and personal property that it may have inadvertently failed to previously distribute to Security National Life; and (vi) original executed Articles of Dissolution dated December 29, 2006. In addition, American Network placed in escrow, pursuant to an Escrow Agreement with Preferred Insurance Capital Consultants, LLC as escrow agent, the approximate purchase price of $4,209,132, consisting of $400,000 plus an amount equal to the capital and surplus of Southern Security as of September 30, 2006.

     Under the terms of the Escrow Agreement with Mackey Price acting as escrow agent, upon receipt by Mackey Price of (a) a written notice from Security National Life and Southern Security stating that all governmental approvals of the transaction had been obtained by American Network and the approximate purchase price had been distributed to Security National Life pursuant to the Stock Purchase Agreement, and (b) a written notice from Security National Life confirming receipt of payment from American Network of the difference between the approximate purchase price and the actual purchase price (consisting of the difference between the amount of the capital and surplus of Southern Security as of September 30, 2006 as compared to the capital and surplus as of December 31,
2006), Mackey Price shall deliver to American Network the certificates representing all of the shares of Southern Security, together with accompanying stock powers, duly endorsed for transfer, and destroy the Assignment and Articles of Dissolution by tearing such documents in half and delivering them to Security National Life, along with the copy of the Stock Purchase Agreement. In addition, under the terms of the Escrow Agreement with Preferred Insurance Capital Consultants, LLC acting as escrow agent, the approximate purchase price being held in escrow shall be wire transferred to Security National Life, with all investment income and interest earned thereon in the escrow account being wire transferred to American Network.

     Furthermore, upon obtaining governmental approvals of the transaction, American Network has agreed to immediately deposit its own bonds with the states of Alabama, Michigan and South Carolina and to take necessary action to have Security National Life's bonds released and returned to Security National Life. Upon receipt of a written notice from American Network that it has deposited its own bonds with the states of Alabama, Michigan and South Carolina and a written notice from Security National Life that it has received the bonds that it had deposited with such states, Mackey Price, acting as escrow agent, will disburse to American Network the $500,000 in cash being held in escrow, which is an amount equal to the statutory deposits of Southern Security pertaining to the states of Alabama, Michigan and South Carolina.

     In the event any of the regulatory authorities disapprove or fail to approve the transaction on or before June 30, 2007, Preferred Insurance Capital Consultants acting as escrow agent under the terms of the Escrow Agreement, shall wire transfer to American Network the approximate purchase price and all investment income and interest earned thereon being held in the escrow account. In addition, Mackey Price, acting as escrow agent, shall return to Security National Life the certificates representing all of the shares of Southern Security, together with accompanying stock power, duly endorsed for transfer, the $500,000 in cash delivered into escrow by Security National Life equal to the statutory deposits of Southern Security pertaining to the states of Alabama, Michigan and South Carolina, and the copy of the Stock Purchase Agreement.

     Moreover, in the event the condition subsequent is not satisfied by virtue of any of the regulatory authorities disapproving or not approving the transaction and the sale of Southern Security is, as a result, rescinded, the liquidation of Southern Security shall be deemed to be completed as of the closing date on December 29, 2006 by virtue of Mackey Price, as escrow agent under the terms of the Escrow Agreement, delivering to Security National Life the Assignment dated December 29, 2006 and mailing the signed Articles of Dissolution to the Amendment Section, Division of Corporations with the State of Florida to complete the liquidation of Southern Security. The liquidation of Southern Security would be in accordance with the terms of the Agreement and Plan of Complete Liquidation of Southern Security Life Insurance into Security National Life Insurance Company, which the Board of Directors of both the Company and Security National Life approved on December 12, 2005. Under the terms of this agreement, Southern Security would be liquidated into Security National Life in essentially the same manner as the liquidation described in Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue Code of 1986, as amended, and other applicable provisions described in such Letter Ruling.

ITEM 9.01.  Financial Statements and Exhibits

         (c)   Exhibits

     10.1 Stock Purchase Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company and American Network Insurance Company.

     10.2 Escrow Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, American Network Insurance Company and Mackey Price Thompson & Ostler.

     10.3 Escrow Agreement among American Network Insurance Company, Security National Life Insurance Company, Southern Security Life Insurance Company, and Preferred Insurance Capital Consultants, LLC.

     10.4 Agreement and Plan of Complete Liquidation of Southern Security Life Insurance Company into Security National Life Insurance Company.

     10.5 Assignment between Southern Security Life Insurance Company and Security National Life Insurance Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                  (Registrant)



Date: January 11, 2007           By: /s/ Stephen M.
                                    ----------------
                                   Stephen M. Sill,
                                   Vice President, Treasurer
                                   and Chief Financial Officer